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                                                                 EXHIBIT 23 (c)



                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the previously filed Registration Statements of Battle Mountain Gold Company on Form S-8 Nos. 33-14605, 33-22146, 33-47570, 33-53195, 333-14521, 333-14523 and 333-51673
of our report dated March 17, 1998, on our audit of the financial statements of Lihir Gold Limited as of December 31, 1997, and for the year then ended, which report is included in this Annual Report on Form 10-K/A.


COOPERS & LYBRAND

Port Moresby, Papua New Guinea
May 22, 1998